Exhibit 23.3

Date: February 11, 2026

CNFinance Holdings Limited

44/F, Tower G, No. 16 Zhujiang Dong Road

Tianhe District, Guangzhou City,

Guangdong Province 510620

People’s Republic of China

Dear Sir/Madam,

We consent to the reference to our firm in the sections titled “Enforceability of Civil Liabilities” and “Legal Matters” in CNFinance Holdings Limited’s registration statement on Form F-3 dated February 11, 2026, including all amendments or supplements thereto (the “Form F-3”), filed with the Securities and Exchange Commission (the “SEC”). We also consent to the filing with the SEC of this consent letter as an exhibit to the Form F-3.

Yours Sincerely,

/s/ Global Law Office
Global Law Office